UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2016

OPIANT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55330	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

401 Wilshire Blvd., 12th Floor, Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Cope)

(424) 252-4756
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2016, Opiant Pharmaceuticals, Inc. (the “Company”) entered into a new office license agreement (the “New Lease”) with Premier Office Centers, LLC (“Premier”) for its headquarters located on the 12th Floor of 401 Wilshire Blvd., Santa Monica, CA 90401. The New Lease will be effective March 1, 2017, the date after which the term of the current lease with Premier expires. Pursuant to the terms of the New Lease, the Company will pay $5,157.40 per month to Premier. The New Lease has an initial term of 12 months and shall automatically renew for successive 12 month periods unless terminated by the Company at least 60 days prior to the termination date. Premier may terminate the New Lease for any reason upon 30 days’ notice to the Company.

The foregoing summary of the material terms of the New Lease is qualified in its entirety by reference to the full text of the New Lease, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Office License Agreement Amendment, effective March 1, 2017, by and between Opiant Pharmaceuticals, Inc. and Premier Office Centers, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opiant Pharmaceuticals, Inc.

Date: December 19, 2016	By:	/s/ Dr. Roger Crystal
Name: Dr. Roger Crystal
Title: President and Chief Executive Officer